Exhibit 10.60

STATE AUTO FINANCIAL CORPORATION

AMENDED AND RESTATED

EQUITY INCENTIVE COMPENSATION PLAN

Background Information

      The directors and shareholders of State Auto Financial Corporation, an Ohio Corporation (the “Company”), previously approved the Company’s 2000 Stock Option Plan (the “2000 Plan”) to provide for stock option awards to key employees of the Company and its affiliates in order to more closely align the interests of the recipient key employees with the interests of Company’s shareholders. The 2000 Plan is hereby amended and restated in its entirety and renamed the Amended and Restated Equity Incentive Compensation Award Plan (the “Plan”).

Section 1. Purposes of Plan

      The Plan is intended to advance the interests of the Company and its shareholders by enhancing the ability of the Company and its subsidiaries to attract and retain highly qualified key employees and by providing additional incentives and compensation to such employees to achieve the Company’s long-term business plans and objectives. The Plan is also intended to encourage and enable key employees to participate in the Company’s future prosperity and growth by providing the participants with incentives and compensation based on the Company’s performance, development and financial success. The Plan is not intended to be, and shall not be construed as, a deferred compensation plan.

      These purposes will be achieved by granting to key employees equity-based awards (the “Awards”) under the Plan in the form of: (A) Incentive Stock Options (“ISOs”), which are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); (B) stock options which are not intended to qualify as ISOs (“NQSOs”) (ISOs and NQSOs are referred to together hereinafter as “Stock Options”); (C) common shares of the Company (the “Shares”), which will be subject to a vesting schedule based on the recipient’s continued employment (“Restricted Shares”); (D) Shares which will be subject to a vesting schedule based on certain performance objectives (“Performance Shares”), (E) Performance Units as described in Section 9, and (F) Other Stock-Based Awards as described in Section 10. For purposes of this Plan, the terms “parent” and “subsidiary” mean “parent corporation” and “subsidiary corporation” respectively, as those terms are defined in Code Section 424.

Section 2. Administration

      The Plan shall be administered by a committee (the “Committee”) which shall be the Compensation Committee of the Company’s Board of Directors (the “Board”). The members of the Committee shall serve at the pleasure of the Board, which may remove members from the Committee or appoint new members to the Committee from time to time and members of the Committee may resign by written notice to the Chairman of the Board or the Secretary of the Company. The members of the Committee shall not be eligible to participate in the Plan while serving on the Committee, and each member shall be a “non-employee director” within the meaning of Rule 16b-3, as amended, under the Securities Exchange Act of 1934 (the “Exchange Act”). Additionally, each member of the Committee shall be an “outside director” within the meaning of Code Section 162(m).

      Unless otherwise determined by the Board, the Committee shall have full and final authority to administer the Plan in accordance with its terms, including, without limitation, authority, to the extent not inconsistent with the specific provisions of the Plan, to: (A) interpret all provisions of the Plan consistent with law; (B) designate the key employees to receive Awards under the Plan (such recipients, “Participants”); (C) determine the frequency of Awards; (D) determine the number and type of Awards to be granted to each key employee; (E) determine the terms and conditions, not inconsistent with the terms hereof, of any Award, including without limitation, time and performance restrictions; (F) prescribe the form and terms of instruments evidencing any Awards granted under this Plan; (G) determine the vesting requirement, if any, for Awards; (H) make special Award grants when appropriate; (I) adopt, amend and rescind general and special rules and regulations for the Plan’s administration including administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (J) direct employees of the Company, its parent and subsidiary corporations, and advisors to prepare such materials or perform such analyses as the Committee deems necessary and appropriate; (K) interpret the terms and provisions of the Plan and any Award granted and any agreements relating thereto; (L) make all other determinations necessary or advisable for the administration of this Plan; and (M) take any other actions the Committee considers appropriate in connection with, and otherwise supervise the administration of, the Plan.

      The Committee may designate selected Committee members or certain employees of the Company to assist the Committee in the administration of the Plan and may grant authority to such persons to execute documents on behalf of the Committee.

      Any interpretation or administration of the Plan by the Committee, and all actions of the Committee, shall be made in the Committee’s sole discretion and shall be final, binding and conclusive on the Company, its shareholders, its parent and subsidiary corporations, and all Participants in the Plan, their respective legal representatives, successors and assigns, and upon all persons claiming under it through any of them.

      Service on the Committee shall constitute service as a member of the Board of Directors of the Company, so that members of the Committee shall be entitled to indemnification, reimbursement and other protections as directors of the Company as set forth in the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations, as each may be further amended from time to time, as set forth in the Indemnity Agreements between the Company and each of its directors, and additionally as provided, and to the full extent not prohibited, by law.

Section 3.	Eligibility and Factors to be Considered in Granting Awards

      The employees eligible to receive Awards under the Plan (“Eligible Employees”) shall include only employees of the Company or its parent or subsidiary corporations who are executive, administrative, professional, or technical personnel who, in the opinion of the Committee, have responsibilities affecting the management, development, or financial success of the Company or one or more of its subsidiaries or other affiliated entities. No director of the Company who is not also an employee of the Company or its subsidiary corporations shall be eligible to participate in the Plan.

      In making any determination as to the employees to whom Awards shall be granted, the Committee shall take into account, in each case, the level and responsibility of the employee’s position, the level of the employee’s performance, the employee’s level of compensation, the assessed potential of the employee and such other factors as the Committee in its sole discretion shall deem relevant to the accomplishment of the purposes of the Plan.

Section 4. Shares Subject to Plan

      The maximum aggregate number of common shares, without par value, of the Company (“Shares”) which may be issued under the Plan shall be 3,500,000 Shares, which shall include Shares subject to Awards granted under the 2000 Plan which are outstanding as of the Effective Date (as defined in Section 11(P)). No more than 33% of the Shares authorized for issuance under the Plan may be granted in the form of Awards other than Stock Options.

      For each calendar year, the maximum number of Shares which may be granted to Participants during that year in the form of Awards of Stock Options, Restricted Shares and Performance Shares shall not exceed 1.5% of the total number of Shares outstanding as of December 31 of the prior year. For each calendar year, the maximum number of Shares which may be granted to any individual during that year in the form of Awards of Stock Options, Restricted Shares and Performance Shares shall not exceed 250,000 Shares.

      The Shares which may be issued under the Plan may be authorized but unissued Shares or issued Shares reacquired by the Company and held as treasury Shares. If any Shares subject to a Stock Option granted under the Plan or the 2000 Plan are forfeited by the holder thereof, or if any Restricted Shares or Performance Shares granted under the Plan are forfeited by the holder thereof, or if any Stock Option or other Award granted under the Plan or the 2000 Plan terminates without a payment or transfer being made to the Award recipient in the form of Shares, then such Shares shall again be available for distribution in connection with future Awards under the Plan. If any Award granted under the Plan expires or terminates for any reason without having been fully exercised, the unpurchased Shares which had been subject to that Award shall again be available for other Awards to be granted under the Plan. The aggregate number of Shares shall be subject to adjustment under Section 11(A) of the Plan.

Section 5. Grant of Awards

      Any Awards may be granted alone or in addition to other Awards granted under the Plan. Any Awards granted under the Plan shall be in such form as the Committee may from time to time approve, consistent with the Plan, and the provisions of Awards need not be the same with respect to each Participant.

      Each Award granted under the Plan shall be authorized by the Committee and shall be evidenced by a written award agreement (the “Award Agreement”), in the form approved by the Committee from time to time, which shall be dated as of the date approved by the Committee in connection with the grant, signed by an officer of the Company authorized by the Committee, and signed by the Participant, and which shall describe the Award and state that the Award is subject to all the terms and provisions of the Plan and such other terms and provisions, not inconsistent with the Plan, as the Committee may approve. The date on which the Committee approves the granting of an Award shall be deemed to be the date on which the Award is granted for all purposes, unless the Committee otherwise specifies. The granting of an Award under the Plan, however, shall be effective only if and when a written Award Agreement is duly executed and delivered by or on behalf of the Company and the Participant.

Section 6. Stock Options

      The Committee may, in its sole discretion and subject to the provisions of the Plan, grant to Eligible Employees at such times as it deems appropriate, Stock Options to purchase Shares. Stock Options granted under this Plan may be: (i) Options which are intended to qualify as ISOs under Code Section 422; and/or (ii) Stock Options which are not intended to qualify under Code Section 422. Stock Options may be allotted to Eligible Employees in such amounts, subject to the limitations specified in this Section and Sections 3 and 4 of the Plan, as the Committee, in its sole discretion, may from time to time determine.

      Stock Options granted hereunder shall be evidenced by a Stock Option Award Agreement executed as set forth in Section 5 above, containing such terms and provisions not inconsistent with the terms of the Plan as are recommended and approved from time to time by the Committee. Each Stock Option Award Agreement shall be consistent with the Plan, including, without limitation, the following provisions:

(A) Exercise Price. The exercise price per Share at which each Stock Option granted under the Plan may be exercised shall not be less than the Fair Market Value per Share at the time such Stock Option is granted. In the case of an Eligible Employee who owns Shares representing more than 10% of the total combined voting power of all classes of the Company’s stock, or the stock of any subsidiary, at the time an ISO is granted, the exercise price of the ISO shall not be less than 110% of the Fair Market Value of the Shares at the time the ISO is granted.

For the purposes of the Plan “Fair Market Value” means, as of any given date, the following: (1) if the Company’s Shares are listed on a national securities exchange at the time of granting a Stock Option, then the Fair Market Value of each Share shall be no less than the average of the highest and lowest selling price on such exchange on the date such Stock Option is granted or, if there were no sales on said date, then on the next prior business day on which there were sales; (2) if the Company’s Shares are traded other than on a national securities exchange at the time of the granting of a Stock Option, then the Fair Market Value of each Share shall be not less than the last sale price as reported on the Nasdaq National Market System as of the close of the regular trading day or the mean between the bid and asked price as reported on the National Association of Securities Dealers as the case may be, on the date the Stock Option is granted or, if there is no sale price or bid and asked price on said date, then on the next prior business date on which there was a sale price or bid or asked price.

If the Company’s Shares are not traded on any security exchange or reported on the Nasdaq National Market System or by the National Association of Securities Dealers, then the Committee shall exercise its best judgment to make a good faith determination of the fair market value per Share. Such determination shall include a valuation of the Company’s present and future earnings capacity for the purpose of determining the fair market value of a Share of the Company’s Shares as of a specified date. The value determined shall be defined as the fair market value of a Share of stock for a specified period of time as defined by the Committee.

The Committee retains the right to determine the price per Share at which each NQSO granted under the Plan may be exercised, provided that no NQSO shall be granted at less than Fair Market Value.

(B) Option Period and Vesting. Stock Options granted under the Plan are exercisable at such time or times as may be determined by the Committee (the “Vesting Date”). A Stock Option shall be exercisable only with respect to the Shares which have become vested pursuant to the terms of that Stock Option. Each Stock Option shall become vested with respect to Shares subject to that Stock Option on such date or dates and on the basis of such other criteria, including, without limitation, the performance of the Company, as the Committee may determine, in its discretion, and as shall be specified in the applicable Stock Option Award Agreement. The Committee shall have the authority, in its discretion, to accelerate the time at which a Stock Option shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other law or other changes in circumstances occurring after the grant of such Stock Option.

A Stock Option granted under the Plan shall terminate, and the right of the Participant (or the Participant’s estate, personal representative, or beneficiary) to purchase Shares upon exercise of the Stock Option shall expire, after the date determined by the Committee at the time the Stock Option is granted (the “Expiration Date”). No Stock Option, however, may have a life of more than ten years after the date the Stock Option is granted. In the case of a Participant who owns stock representing more than 10% of the total combined voting power of all classes of the Company’s stock, or the stock of any subsidiary at the time an ISO is granted, the ISO may not have a life of more than five years after the date on which it is granted. The date on which the Committee approves the granting of a Stock Option shall be deemed the date on which the Stock Option is granted, unless the Committee specifically designates a different date on which the Stock Option shall be deemed to have been granted, subject to Section 6(A) of the Plan.

(C) Exercise of Stock Options

(1) By an Eligible Employee During Continuous Employment. Subject to Section 6(E) below, during the lifetime of an Eligible Employee to whom a Stock Option is granted, the Stock Option may be exercised only by the Eligible Employee.

An Eligible Employee who has been continuously employed by the Company or its subsidiaries since the date of the Stock Option grant is eligible to exercise all Stock Options granted beginning on the Vesting Date, or on the date on which the Stock Option is granted, whichever is later, and continuing up to and including the Expiration Date. The Committee will decide in each case to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not for this purpose be deemed interruptions of continuous employment.

(2) By a Former Employee. If a Participant’s employment by the Company and its subsidiaries terminates for any reason other than death, disability, or retirement (as each is defined below) then (a) to the extent any Stock Option held by such Participant is not vested as of the date of such termination, such Stock Option shall automatically terminate on such date; and (b) to the extent any Stock Option held by such Participant is vested as of the date of such termination, such Stock Option may thereafter be exercised for a period of 90 days (or, with respect to NQSOs, such longer period as the Committee may specify at or after grant) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided that, upon the termination of the Participant’s employment by the Company or its subsidiaries for illegal conduct, any and all unexercised Stock Options granted to such Participant shall immediately lapse and be of no further force or effect.

(3) In Case of Retirement. If a Participant who was granted a Stock Option terminates employment due to retirement, as such term is defined in the State Auto Insurance Companies Employee Retirement Plan, the Stock Option must be exercised as follows: (a) ISOs must be exercised within ninety (90) days of such termination (but no later than the Expiration Date) and (b) NQSOs must be exercised on or before the Expiration Date. If the Participant should become permanently and totally disabled, as defined in Code Section 22(e)(3), or die within the aforementioned 90-day period following termination due to retirement, the provisions contained in Section 6(C), paragraphs 4 and 5 hereof respectively, shall apply. Notwithstanding Section 6(B), all Stock Options previously granted to the Participant may be immediately exercised by a Participant whose employment terminates due to retirement prior to the Vesting Date.

(4) In Case of Permanent and Total Disability. If a Participant who was granted a Stock Option terminates employment with the Company and its subsidiaries because of permanent and total disability, as defined in Code Section 22(e)(3), such Stock Option must be exercised as follows: (a) ISOs must be exercised within one year of such termination (but no later than the Expiration Date) and (b) NQSOs must be exercised on or before the Expiration Date. If the Participant should die within the aforementioned one-year period following termination due to such permanent and total disability, the provisions contained in Section 6(C), paragraph 5 hereof, shall apply. Notwithstanding Section 6(B), all Stock Options previously granted to the Participant may be immediately exercised by the Participant who becomes permanently and totally disabled, as defined in Code Section 22(e)(3), prior to the Vesting Date.

(5) In Case of Death. If a Participant who was granted a Stock Option dies, such Stock Options must be exercised as follows: (a) ISOs must be exercised within one year of such death (but no later than the Expiration Date) and (b) NQSOs must be exercised on or before the Expiration Date, provided that if such Participant dies with less than ninety (90) days remaining prior to the Expiration Date, the estate or successor(s) in interest of such Participant shall have a period of 180 days from the date of death of such Participant to exercise such Stock Option, regardless of the Expiration Date.

(6) Sequential Exercise Requirement. ISOs and NQSOs may be exercised in any order the Participant may deem appropriate.

(7) Termination of Stock Options. A Stock Option granted under this Plan shall be considered terminated in whole or in part, to the extent that, in accordance with the provisions of this Plan, it can no longer be exercised for Shares originally subject to the Stock Option. Except as otherwise permitted by the Committee in its sole discretion, no Stock Option held by a transferee of a Participant pursuant to Section 6(E)(3), below, shall remain exercisable for any period of time longer than would otherwise be permitted under

Sections 6(C)(2),(3),(4) and (5) without specification of other periods by the Committee as provided therein.

(D) Method of Exercise. Any Stock Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under terms of the Plan and of the Stock Option Award Agreement between the Company and the Participant.

Each Stock Option granted under this Plan shall be deemed exercised, in whole or in part, when the Participant shall indicate the decision to do so by written notice delivered in person or by facsimile or electronic transmission or by certified mail to the Secretary of the Company. The notice shall state the election to exercise the Stock Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates is to be registered and the address and Social Security Number of such recipient. The notice shall be signed by the person or persons entitled to exercise the Stock Option and, if the Stock Option is being exercised by any person or persons other than the Participant, be accompanied by proof, satisfactory to legal counsel of the Company, of the right of such person to exercise the Stock Option. The Participant shall at the same time tender to the Company payment in full, in cash or by certified bank cashier’s or teller’s check, for the Shares for which the Stock Option is exercised and shall comply with such other reasonable requirements as the Committee may establish, pursuant to Section 11(D) of the Plan. These provisions shall not preclude exercise of, or payment for a Stock Option by any other proper legal method specifically approved by the Committee, including, but not limited to, the constructive delivery or actual delivery of eligible, unrestricted Shares with a Fair Market Value equal to the total option price at the time of exercise in accordance with rules and procedures prescribed or approved by the Committee.

Except as otherwise set forth in any agreement between the Participant and the Company with respect to the Stock Option, as approved by the Committee, no person, estate or other entity shall have any of the rights of the shareholder with reference to Shares subject to a Stock Option until a certificate for the Shares has been issued by the Company.

A Stock Option granted under this Plan may be exercised for any lesser number of Shares than the full amount for which it could be exercised. Such a partial exercise of a Stock Option shall not affect the right to exercise the Stock Option from time to time in accordance with this Plan for the remaining Shares subject to the Stock Option. The Stock Option may be exercised only with respect to full Shares and no fractional Shares of common stock shall be issued upon exercise of the Option.

(E) Non-Transferability. Except as provided in this paragraph, no Stock Option granted to an Eligible Employee under the Plan shall be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by such Participant, or the Participant’s legal representative. Any attempted transfer (other than as provided in this paragraph) shall be null and void. Without limiting the generality of the foregoing, (1) ISOs may be transferred only upon the Participant’s death and only by will or the laws of descent and distribution and, in the case of such a transfer, shall be exercisable only by the transferee or such transferee’s legal representative, (2) NQSOs may be transferred by will or the laws of descent and distribution and, in the case of such a transfer, shall be exercisable only by the transferee or such transferee’s legal representative, and (3) the Committee may, in its sole discretion and in the manner established by the Committee, provide for the irrevocable transfer, without payment of consideration, of any NQSO by a Participant to such Participant’s parent(s), spouse, children, grandchildren, nieces, or nephews or to the trustee of a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons, and, in the case of such transfer, such NQSO shall be exercisable only by the transferee or such transferee’s legal representative. In addition, NQSOs and, if permitted by applicable law, ISOs may be transferred pursuant to Qualified Domestic Relations Orders, as defined in Code Section 414(p), to a Participant’s former spouse. Any such Stock Option which is transferred shall continue to be subject to all provisions and conditions of the Plan and the Stock Option Award Agreement applicable to the Stock Option prior to its transfer, including without limitation, vesting requirements, restrictions on transferability and limitations on exercise following termination of employment or death or disability, provided that the person receiving the transfer shall have the same right to exercise as the Participant who transferred the Option, notwithstanding Section 11(D) to the contrary. Notwithstanding the foregoing, the Committee shall only have authority to grant Stock Options which may be transferred pursuant to this Section if it is reasonably satisfied that such grant will not cause other Stock Options under the Plan to lose the exemption provided by Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(F) No Stock Option Repricing without Shareholder Approval. The exercise price per Share of any Stock Option granted under the Plan shall not be changed or modified after the time such Stock Option is granted unless such change or modification is made with the prior approval of the Company’s shareholders.

Section 7. Restricted Shares

      Restricted Shares awarded under the Plan shall be subject to the following terms and conditions and such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate. Each Restricted Share grant shall be evidenced by a Restricted Share Award Agreement, executed as set forth in Section 5, above, which shall be consistent with the Plan, including without limitation, the following provisions:

(A) Price. The purchase price for Restricted Shares shall be any price set by the Committee and may be zero. Payment in full of the purchase price shall be made by certified or bank cashier’s check or other form of payment acceptable to the Company, or, if approved by the Committee, by (1) actual or constructive delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total purchase price, or (2) a combination of the preceding methods.

(B) Acceptance of Restricted Shares. At the time of the Restricted Share Award, the Committee may determine that such Shares shall, after vesting, be further restricted as to transferability or be subject to repurchase by the Company or forfeiture upon the occurrence of certain events determined by the Committee, in its sole discretion, and specified in the Restricted Share Award Agreement. Awards of Restricted Shares must be accepted by the Participant within 30 days (or such other period as the Committee may specify at grant) after the grant date by executing the Restricted Share Award Agreement. The Participant shall not have any rights with respect to the grant of Restricted Shares unless and until the Participant has executed the Restricted Share Award Agreement, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of the Award.

(C) Share Restrictions. Subject to the provisions of the Plan and the applicable Restricted Share Award Agreement, during such period as may be set by the Committee, in its discretion, and as shall be set forth in the applicable Restricted Share Award Agreement (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, assign, or otherwise encumber the Restricted Shares. Furthermore, the Committee shall have the authority, in its sole discretion, to determine the voting rights (which may be full or limited), dividend rights (which may be full or limited), or other shareholder rights associated with the Restricted Shares during the Restriction Period, which rights shall be set forth in the applicable Restricted Share Award Agreement.

The Committee shall have the authority, in its sole discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Restricted Shares or to remove any or all restrictions after the grant of such Restricted Shares. Unless otherwise determined by the Committee at or after grant or termination of the Participant’s employment, if the Participant’s employment by the Company and its parent or subsidiaries terminates during the Restriction Period, all Restricted Shares held by such Participant and still subject to restriction shall be forfeited by the Participant.

(D) Stock Issuances and Restrictive Legends. Upon execution and delivery of the Restricted Share Award Agreement as described above and receipt of payment of the full purchase price for the Restricted Shares subject to such Restricted Share Award Agreement, the Company shall, no later than 30 days thereafter, issue the Restricted Shares. Restricted Shares may be issued in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion, and shall bear an appropriate restrictive legend. Notwithstanding the foregoing to the contrary, the Company may, in the Committee’s sole discretion, issue Restricted Shares (whether or not such Restricted Shares are, at the time of such issuance, the subject of an Award) to the trustee of a trust set up by the Committee, consistent with the terms and conditions of the Plan, to hold such Restricted Shares until the restrictions thereon have lapsed (in full or in part, in the Committee’s sole discretion), and the Committee may require that, as a condition of any Restricted Share Award, the Participant shall have delivered to the Company or such trustee, as appropriate, a stock power, endorsed in blank, relating to the Restricted Shares covered by the Award.

(E) Stockholder Rights. Unless otherwise provided in the applicable Restricted Share Award Agreement, no Participant (or his executor or administrator or other transferee) shall have any rights of a stockholder in the Company with respect to the Restricted Shares covered by an Award unless and until the Restricted Shares have been duly issued and delivered to him under the Plan.

(F) Expiration of Restriction Period. Upon the expiration of the Restriction Period without prior forfeiture of the Restricted Shares (or rights thereto) subject to such Restriction Period, unrestricted Shares shall be issued and delivered to the Participant.

Section 8. Performance Shares

      Performance Shares awarded under the Plan shall be subject to the following terms and conditions and such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate. Each Performance Share grant shall be evidenced by a Performance

Share Award Agreement, executed as set forth in Section 5, above, which shall be consistent with the Plan, including without limitation the following provisions:

(A) Performance Periods and Goals

(1) The performance period for each Award of Performance Shares shall be of such duration as the Committee shall establish at the time of the Award (the “Performance Period”), but in no event less than one calendar year. There may be more than one Award in existence at any one time, and Performance Periods may differ.

(2) The Committee shall establish in writing a range of performance goals (the “Performance Goals”) to be achieved during the established Performance Period at the time of each Award of Performance Shares (but in no event later than 90 days after the commencement of the Performance Period). The Performance Goals shall be determined by the Committee using such measures of the performance of the Company over the Performance Period as the Committee shall select, including, without limitation, earnings, return on capital, revenue, premiums, net income, earnings per share, combined ratio, loss ratio, expense ratio, assets, equity, cash flows, stock price, total shareholders return, or any other performance goal approved by the stockholders of the Company in accordance with Code Section 162(m). Performance Shares awarded to Participants will be earned as determined by the Committee with respect to the attainment of the Performance Goals set for the Performance Period. At the end of each Performance Period, the Committee shall certify the extent to which the Performance Goals were met during the Performance Period. Attainment of the highest Performance Goal for the Performance Period will earn 100% of the Performance Shares awarded for the Performance Period; failure to attain the lowest Performance Goal for the Performance Period will earn none of the Performance Shares awarded for the Performance Period.

(3) Attainment of the Performance Goals will be calculated from the consolidated financial statements of the Company but shall exclude (a) the effects of changes in federal income tax rates, (b) the effects of unusual, non-recurring, and extraordinary items as defined by United States generally accepted accounting principles (“GAAP”), and (c) the cumulative effect of changes in accounting principles in accordance with GAAP. The Performance Goals may vary for different Performance Periods and need not be the same for each Participant receiving an Award for a Performance Period. The Committee may, in its sole discretion, subject to the limitations of Section 11(J), vary the terms and conditions of any Performance Share Award, including, without limitation, the Performance Period and Performance Goals, without stockholder approval, as applied to any recipient who is not a “covered employee” with respect to the Company as defined in Code Section 162(m). In the event applicable tax or securities laws change to permit the Committee discretion to alter the governing performance measures as they pertain to covered employees without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

(B) Price. The purchase price for Performance Shares shall be any price set by the Committee and may be zero. Payment in full of the purchase price shall be made by certified or bank cashier’s check or other form of payment acceptable to the Company, or, if approved by the Committee, by (1) delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total purchase price, or (2) a combination of the preceding methods.

(C) Acceptance of Performance Shares. At the time of the Performance Share Award, the Committee may determine that such Shares shall, after vesting pursuant to the Performance Period and Performance Goal provisions described above, be further restricted as to transferability or be subject to repurchase by the Company or forfeiture upon the occurrence of certain events determined by the Committee, in its sole discretion, and specified in the Performance Share Award Agreement. Awards of Performance Shares must be accepted by the Participant within 30 days (or such other period as the Committee may specify at grant) after the grant date by executing the Performance Share Award Agreement. The Participant shall not have any rights with respect to the grant of Performance Shares unless and until the Participant has executed the Performance Share Award Agreement, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of the Award.

(D) Share Restrictions. Subject to the provisions of the Plan and the applicable Performance Share Award Agreement, during the Performance Period and any additional Restriction Period (as defined in Section 7(C), above), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the Performance Shares. Furthermore, the Committee shall have the authority, in its sole discretion, to determine the voting rights (which may be full or limited), dividend rights (which may be full or limited), or other shareholder rights associated with the Performance Shares during the Restriction Period, which rights shall be set forth in the applicable Performance Share Award Agreement.

The Committee shall have the authority, in its sole discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Performance Shares. Unless otherwise determined by the Committee at or after grant or termination of the Participant’s employment, if the Participant’s employment by the Company and its subsidiaries terminates during the Performance Period or the Restriction Period, all Performance Shares held by such Participant and still subject to restriction shall be forfeited by the Participant.

(E) Stock Issuances and Restrictive Legends. Despite the execution and delivery of the Performance Share Award Agreement as described above, the Company shall have no obligation to issue the Performance Shares prior to the vesting of the Performance Shares, provided that the Company shall issue the Performance Shares no later than 30 days after such vesting and after payment in full of the purchase price for such Performance Shares. Performance Shares may be issued, whenever issued, in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion, and shall bear such restrictive legend as is consistent with applicable restrictions, if any, including without limitation those represented by the Performance Period and Performance Goals and those described in Section 8(D), above. The Committee may require that, whenever issued, the Performance Shares be issued to and held by the Company or a trustee until the restrictions on such Performance Shares have lapsed (in full or in part), and that, as a condition of any Performance Share Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Performance Shares covered by the Award.

(F) Stockholder Rights. Unless otherwise provided in the applicable Performance Share Award Agreement, no Participant (or his executor or administrator or other transferee) shall have any rights of a stockholder in the Company with respect to the Performance Shares covered by an Award unless and until the Performance Shares have been duly issued and delivered to him under the Plan.

(G) Expiration of Restriction Period. Subject to fulfillment of the terms and conditions of the applicable Performance Share Award Agreement and any other vesting requirements related to the applicable Performance Period or Performance Goals, upon the expiration of the Restriction Period without prior forfeiture of the Performance Shares (or rights thereto) subject to such Restriction Period, unrestricted Shares shall be issued and delivered to the Participant.

(H) Termination of Employment. If a Participant’s employment by the Company and its subsidiaries terminates before the end of any Performance Period due to the Participant’s death, disability (as defined by the Committee in its discretion at the time of grant and set forth in the Performance Share Award Agreement), or Change in Control, the Committee, taking into consideration the performance of such Participant, the level of attainment of the Participant’s Performance Goals and the performance of the Company over the Performance Period, may authorize the issuance to such Participant (or his legal representative or designated beneficiary) of all or a portion of the Performance Shares which would have been issued to him had his employment continued to the end of the Performance Period. If the Participant’s employment by the Company and its subsidiaries terminates before the end of any Performance Period for any other reason, all Performance Shares shall be forfeited.

Section 9. Performance Units

      The Committee may award performance units under the Plan (“Performance Units”), which shall represent the right of the Participant to receive an amount equal to the value related to the Performance Units awarded, such value to be determined in the manner established by the Committee at the time of the Award, but may not be less than a value per Performance Unit equal to the Fair Market Value of a Share. For each calendar year, the maximum number of Performance Units which may be granted to any individual during that year shall not exceed 100,000 Performance Units. Each Performance Unit grant shall be evidenced by a Performance Unit Award Agreement as provided in Section 5, above, which shall be consistent with the Plan, including without limitation the following provisions:

(A) Establishment of Performance Accounts. At the time of an Award consisting in whole or in part of Performance Units, the Company shall establish an account (the “Performance Account”) in the name of the Participant to whom such Performance Units are awarded. Performance Units awarded to a Participant shall be credited to such Participant’s Performance Account.

(B) Performance Periods and Goals.

(1) The Performance Period for each Award of Performance Units shall be of such duration as the Committee shall establish at the time of the Award, but in no event less than one calendar year. There may be more than one Award outstanding at any one time, and Performance Periods may differ for different Awards.

(2) The Committee shall establish in writing a range of Performance Goals to be achieved during the established Performance Period at the time of each Award of Performance Units (but in no event later than 90 days after the commencement of the

Performance Period). The Performance Goals shall be determined by the Committee using such measures of the performance of the Company over the Performance Period as the Committee shall select, including without limitation earnings, return on capital, revenue, premiums, net income, earnings per share, combined ratio, loss ratio, expense ratio, assets, equity, cash flows, stock price, total shareholders return, or any other performance goal approved by the stockholders of the Company in accordance with Code Section 162(m). Performance Units awarded to Participants will be earned as determined by the Committee with respect to the attainment of the Performance Goals set for the Performance Period. At the end of each Performance Period, the Committee shall certify the extent to which the Performance Goals were met during the Performance Period. Attainment of the highest Performance Goal for the Performance Period will earn 100% of the Performance Units awarded for the Performance Period; failure to attain the lowest Performance Goal for the Performance Period will earn none of the Performance Units awarded for the Performance Period.

(3) Attainment of the Performance Goals will be calculated from the consolidated financial statements of the Company but shall exclude (a) the effects of changes in federal income tax rates, (b) the effects of unusual, non-recurring, and extraordinary items as defined by GAAP, and (c) the cumulative effect of changes in accounting principles in accordance with GAAP. The Performance Goals may vary for different Performance Periods and need not be the same for each Participant receiving an Award for a Performance Period. The Committee may, in its sole discretion, subject to the limitations of Section 11(J), vary the terms and conditions of any Performance Unit Award, including without limitation the Performance Period and Performance Goals, without stockholder approval, as applied to any recipient who is not a “covered employee” with respect to the Company as defined in Code Section 162(m). In the event applicable tax or securities laws change to permit the Committee discretion to alter the governing performance measures as they pertain to covered employees without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

(C) Rights and Benefits During Performance Period. The Committee may provide that amounts equivalent to interest at such rates as the Committee may determine shall be payable with respect to Performance Units. All amounts payable pursuant to this Section 9(C) shall be credited for valuation purposes to the Participant’s Performance Account.

(D) Payment Respecting Performance Units.

(1) Performance Units shall be earned to the extent that the terms and conditions of the Plan and the applicable Performance Unit Award Agreement are met. Notwithstanding the foregoing, Performance Units and any other amounts credited to the Participant’s Performance Account shall be payable to the Participant only when, if, and to the extent that the Committee determines to make such payment.

(2) Any payment determination with respect to each Award of Performance Units and the corresponding Performance Period shall be made by the Committee during the first two months following the end of the Performance Period.

(3) Payment for Performance Units and any related amounts equivalent to interest may be made in a lump sum or in installments, in cash, Shares, other Awards, other property, or a combination thereof, and may have such other terms as the Committee may determine.

(E) Termination of Employment. If a Participant’s employment by the Company and its subsidiaries terminates before the end of any Performance Period due to the Participant’s death, disability (as defined by the Committee in its discretion at the time of Grant and set forth in the Performance Unit Award Agreement), or Change in Control, the Committee, taking into consideration the performance of such Participant, the level of attainment of the Participant’s Performance Goals and the performance of the Company over the Performance Period, may authorize the payment to such Participant (or his legal representative or designated beneficiary) of all or a portion of the amount which would have been paid to him had his employment continued to the end of the Performance Period. If the Participant’s employment by the Company and its subsidiaries terminates for any other reason, all Performance Units and amounts credited to the Participant’s Performance Account shall be forfeited.

Section 10. Other Stock-Based Awards

      The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, the Stock and factors that may influence the value of the Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries (“Other Stock-Based Awards”). The Committee shall determine the terms and conditions of such Awards. Stock issued pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may be granted pursuant to this Section 10.

Section 11. Other Provisions

      (A) Adjustments upon Changes in Capitalization. In the event the Company changes its outstanding Shares by reason of stock splits, stock dividends, or any other increase or reduction of the number of outstanding Shares without receiving consideration in the form of money, services, or property deemed appropriate by the Board, the aggregate number of Shares subject to the Plan shall be proportionately adjusted, and the number of Shares and the option price for each Share subject to the unexercised portion of any then outstanding Award shall be proportionately adjusted with the objective that the Participant’s proportionate interest in the Company shall remain the same as before the change without any change in the total option price applicable to the unexercised portion of the then outstanding Awards, all as determined by the Committee in its sole discretion.

      In the event of any other recapitalization or any merger, consolidation, or other reorganization of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate to accurately reflect the number and kind of Shares deliverable, and the option prices payable, upon subsequent exercise of any then outstanding Awards, as determined by the Committee in its sole discretion.

      The Committee’s determination of the adjustments appropriate to be made under this Section 11(A) shall be conclusive upon all Participants and other Eligible Employees under the Plan. Notwithstanding anything in this Section 11(A) to the contrary, any adjustment made under this Section 11(A) shall be made in a manner that will not constitute a “modification” within the meaning defined in Code Section 424(h).

      (B) Change in Control

(1) Impact of Event. Notwithstanding any provision of this Plan or any Award Agreement to the contrary (unless such Award Agreement contains a provision referring specifically to this Section 11(B) and stating that this Section 11(B) shall not be applicable to the Award evidenced by such Award Agreement), if a Change in Control or a Potential Change in Control (each as defined below) occurs, then:

(a) Any and all Stock Options theretofore granted and not fully vested shall thereupon become vested and exercisable in full and shall remain so exercisable in accordance with their terms, and the restrictions applicable to any or all Restricted Shares, Performance Shares, and Performance Units shall lapse and such Shares and Awards shall be fully vested; provided that no Stock Option or other Award right which has previously been exercised or otherwise terminated shall become exercisable; and

(b) The Company may, at its option, terminate any or all outstanding, unexercised Stock Options and portions thereof not more than 30 days after such Change in Control or Potential Change in Control; provided that the Company shall, upon such termination and with respect to each Stock Option so terminated, pay to the Participant of each terminated Stock Option (or such Participant’s transferee, if applicable) cash, less applicable withholding taxes, in an amount equal to the difference between the option price, as described in Section 6(C), and the “Change in Control Price” (as defined in Section 11(B)(4)) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Company may determine prior to the Change in Control; and provided further that if such Change in Control Price is less than such option price, then the Board may, in its sole discretion, terminate such Stock Option without any payment.

(2) Definition of Change in Control. For purposes of Section 11(B)(1), a Change in Control means the happening of any of the following:

(a) When any “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee) and excluding State Automobile Mutual Insurance Company, directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing

20% or more of the combined voting power of the Company’s then outstanding securities; or

(b) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the Board; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 11(B)(2)(b); or

(c) The occurrence of a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company or subsidiary through purchase of assets, by merger or otherwise; or

(d) The occurrence of a “Rule 13e-3 transaction” (as defined in Rule 13e-3 under the Exchange Act) requiring approval by the shareholders of the Company.

(3) Definition of Potential Change in Control. For purposes of Section 11(B)(1), a Potential Change in Control means the happening of any one of the following:

(a) The approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 11(B)(2) above; or

(b) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company, a subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee) and other than State Automobile Mutual Insurance Company) of securities of the Company representing 20% or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

(4) Definition of Change in Control Price. For purposes of this Section 11, Change in Control Price means the highest price per share bid or paid, as applicable, in any transaction reported by the National Association of Securities Dealers on the Nasdaq National Market System or otherwise or on any stock exchange on which the Shares are listed or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the 60-day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event).

      (D) Compliance with Law and Approval of Regulatory Bodies. No right under the Plan shall be exercisable and no Shares will be delivered under this Plan except in compliance with all applicable Federal and State laws and regulations including, without limitation, compliance with withholding tax requirements, compliance with Federal and State securities laws and regulations and with the rules of all domestic stock exchanges on which the Company’s Shares may be listed. Any Share certificate issued to evidence shares for which a Stock Option is exercised may bear legends and statements the Committee shall deem advisable to assure compliance with Federal and State laws and regulations, to implement buy-sell restrictions, or for other purposes deemed appropriate by the Committee. No Stock Option shall be exercisable and no Shares will be delivered under this Plan, until the Company has obtained consent or approval from regulatory bodies, Federal or State, having jurisdiction over such matters as the Committee may deem advisable. The Company shall not be required to deliver any Shares or other securities under the Plan prior to such registration or other qualification of such Shares or other securities under any State or Federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

      In the case of the exercise of any Stock Option by a person or estate acquiring the right to exercise the Stock Option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of the Stock Option and may require consents and releases of taxing authorities that it may deem advisable.

      The Committee may require each person acquiring Shares under the Plan (1) to represent and warrant to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof, and (2) to make such additional representations, warranties, and agreements with respect to the investment intent of such person or persons as the Committee may reasonably request. Any certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

      All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates evidencing such Shares to make appropriate reference to such restrictions.

      (E) No Right to Employment. The adoption of the Plan, its operation, any document describing or referring to the Plan, or any part thereof, or the grant of one or more Awards to an Eligible Employee of the Company or any of its subsidiaries shall not confer upon any Participant under this Plan any right to continue in the employ of the Company or its subsidiaries or any other affiliated entity, or shall not in any way affect the right and power of the Company to terminate the employment of any Participant under this Plan at any time with or without assigning a reason therefor, to the same extent as the Company might have done if this Plan had not been adopted.

      (F) Restriction on Exercise After Termination. Notwithstanding any provision of this Plan to the contrary, no unexercised right created under this Plan (an “Unexercised Right”) and held by a Participant on the date of termination of such Participant’s employment by the Company and its subsidiaries for any reason shall be exercisable after such termination if, prior to such exercise, the Participant violates any non-competition or confidentiality agreement or similar provision set forth in the Award Agreement pursuant to which such Unexercised Right was awarded.

      (G) Successors in Interest. This Plan shall be binding upon, inure to the benefit of, and be enforceable by and against successors, assignees and transferees of the Company and, if appropriate, the personal representatives and heirs of the Eligible Employee.

      (H) Rights as a Stockholder. No Participant or his executor or administrator or other transferee shall have any rights of a stockholder in the Company with respect to the Shares covered by an Award unless and until such Shares have been duly issued and delivered to him under the Plan.

      (I) Acceleration of Rights. The Committee shall have the authority, in its discretion, to accelerate the time at which a Stock Option or other Award right shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the grant of the Award.

      (J) Interpretation, Amendment or Termination of the Plan. The interpretation by the Committee of any provision of the Plan or of any Award Agreement executed pursuant to the grant of an Award under the Plan shall be final and conclusive upon all Participants or transferees under the Plan. The Board, without further action on the part of the stockholders of the Company, may from time to time alter, amend, or suspend the Plan or may at any time terminate the Plan, provided that: (1) no such action shall materially and adversely affect any outstanding Stock Option or other right under the Plan without the consent of the holder of such Stock Option or other right; and (2) except for the adjustments provided for in Section 11(A), above, no amendment may be made by Board action without stockholder approval if the amendment would (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the number of Shares which may be issued under the Plan, (c) materially modify the requirements as to eligibility for participation in the Plan, (d) extend the maximum option period of Stock Options, or (e) effect any other change which requires stockholder approval under applicable law or regulation. Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in applicable tax and securities laws and accounting rules, as well as other developments.

      (K) Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments or deliveries of Shares not yet made by the Company to a Participant or transferee nothing contained herein shall give any such Participant or transferee any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

      (L) Protection of Board and Committee. No member of the Board or the Committee shall have any liability for any determination or other action made or taken in good faith with respect to the Plan or any Award granted under the Plan.

      (M) Government Regulations. Notwithstanding any provision of the Plan or any Award Agreement executed pursuant to the Plan, the Company’s obligations under the Plan and such Award Agreement shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental or regulatory agencies, including without limitation any stock exchange on which the Company’s Shares may then be listed.

      (N) Genders and Numbers. When permitted by the context, each pronoun used in the Plan shall include the same pronoun in other genders and numbers.

      (O) Captions. The captions of the various sections of the Plan are not part of the context of the Plan, but are only labels to assist in locating those sections, and shall be ignored in construing the Plan.

      (P) Effective Date of the Plan. This Plan was originally effective on July 1, 2000. This Plan as amended and restated shall be effective upon approval by the shareholders of the Company (the “Effective Date”). This Plan as amended and restated shall be submitted to the shareholders of the

Company for approval at the Company’s 2005 annual meeting of shareholders, anticipated to be held on May 11, 2005.

      (Q) Duration of the Plan. Unless previously terminated by the Board, this Plan shall terminate ten years from the original effective date of July 1, 2000 and no Award shall be granted under it thereafter, but such termination shall not affect any Award theretofore granted.

      (R) Governing Law. The Plan shall be construed and governed by the laws of the State of Ohio.

      (S) Withholding Tax. The Company, at its option, shall have the right to require the Participant or any other person receiving Shares, Restricted Shares, Performance Shares or Performance Units (including cash payments) to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, Restricted Shares, Performance Shares, or Performance Units or, in lieu of such payment, to retain or sell without notice a number of such Shares subject to the applicable Award sufficient to cover the amount required to be so withheld. The Company, at its option, shall have the right to deduct from all dividends paid with respect to Shares, Restricted Shares, Performance Shares, and Performance Units the amount of any taxes which the Company is required to withhold with respect to such dividend payments. The Company, at its option, shall also have the right to require a Participant to pay to the Company the amount of any taxes which the Company is required to withhold with respect to the receipt by the Participant of Shares pursuant to the exercise of a Stock Option, or, in lieu thereof, to retain, or sell without notice, a number of Shares sufficient to cover the amount required to be withheld. The obligations of the Company under the Plan shall be conditional on such payment or other arrangements acceptable to the Company.

      (T) Savings Clause. In case any one or more of the provisions of this Plan or any Award shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan or such Award, as applicable, to be construed so as to foster the intent of this Plan. This Plan and all Awards are intended to comply in all respects with applicable law and regulation, including Code Section 422, Rule 16b-3 under the 1934 Act (with respect to persons subject to Section 16 of the 1934 Act (“Reporting Persons”)), and Code Section 162(m) (with respect to covered employees as defined under Code Section 162(m) (“Covered Employees”)). In case any one or more of the provisions of this Plan or any Award shall be held to violate or be unenforceable in any respect under Code Section 422, Rule 16b-3, or Code Section 162(m), then, to the extent permissible by law, any provision which could be deemed to violate or be unenforceable under Code Section 422, Rule 16b-3, or Code Section 162(m) shall first be construed, interpreted, or revised retroactively to permit the Plan or such Award, as applicable, to be in compliance with Code Section 422, Rule 16b-3, and Code Section 162(m). Notwithstanding anything in this Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit, or condition the use of any provision of this Plan to Participants who are Reporting Persons or Covered Employees without so restricting, limiting, or conditioning this Plan with respect to other Participants.